            As filed with the Securities and Exchange Commission via Edgar as of
                                                                   April 6, 2001
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NAM TAI ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

   British Virgin Islands                  3578                     None
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or         Classification Code Number)  Identification No.)
        organization)

                             1993 STOCK OPTION PLAN
                              (Full Title of Plan)

                    Unit 9,15/F. Tower 1 China Hong Kong City
                                 33 Canton Road
                               Kowloon, Hong Kong
                                 (852) 2341-0273
                               Fax (852) 2341-4164
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                  Stephen Seung
                                   2 Mott St.
                                    Suite 601
                            New York, New York 10013
                                 (212) 732-0030
                               Fax: (212) 227-5097
(Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:
                               MARK A. KLEIN, ESQ.
                           Kirkpatrick & Lockhart LLP
                     10100 Santa Monica Boulevard, 7th Floor
                              Los Angeles, CA 90067
                                 (310) 552-5000
                               Fax: (310) 552-5001

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                               Proposed            Proposed
                                                           Maximum Offering   Maximum Aggregate     Amount of
                                         Amount to be         Price per            Offering        Registration
    Title of Securities to be             Registered           Share(1)            Price(1)            Fee
            Registered
-----------------------------------------------------------------------------------------------------------------
 Common Shares $0.01 par value          425,000 shares         $12.28125         $5,219,531           $1,305
-----------------------------------------------------------------------------------------------------------------

----------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low prices reported on The Nasdaq National Market on April 4, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) of the Securities Act of 1933 (the Securities Act).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

            (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 2000.

            (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

            (c) The section of the Registrant's Prospectus dated September 9, 1993 as filed with Securities and Exchange Commission under Rule 424(b) of the Securities Act entitled Description of Securities -- Common Shares.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Pursuant to its Articles of Association and subject to British Virgin Islands law, the Company may indemnify a director or officer out of the assets of the Company against all losses or liabilities which the director or officer may have incurred in or about the execution of the duties of his office or otherwise in relation thereto. No director or officer is liable for any loss, damage or misfortune which may have been incurred by the Company in the execution of the duties of his office, or in relation thereto provided the director or officer acted honestly and good faith with a view to the best interest of the Company and except for his own wilful misconduct or negligence.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8. EXHIBITS.


Exhibit
Numbers
-------
  4.1       1993 Stock Option Plan Option, as amended (incorporated by reference to Exhibit A to registrant's Proxy Statement for its 1999 Annual
            Meeting of Shareholders included with registration's Form 6-K dated
            June 23, 1999 submitted to the Securities and Exchange Commission
            ("SEC") on June 24, 1999).

  4.2       Form of Stock Option Agreement (incorporated by reference to Exhibit
            4.1 to Registration's Form S-8 filed with the SEC on May 23, 1997).

  5.1       Opinion of McW. Todman & Co.

 23.1       Consent of McW. Todman & Co. (included in Exhibit 5)

 23.2       Consent of Deloitte Touch Tohmatsu.

 24         Power of Attorney (included on signature page)

ITEM 9. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 26th day of March, 2001

                                          NAM TAI ELECTRONICS, INC.

                                          By:  /s/ Ming Kown Koo
                                             ----------------------------------
                                                   Ming Kown Koo


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes an appoints M. K. Koo, Stephen Seung and Lorne Waldman, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Name                Position with the Company              Date
            ----                -------------------------              ----
/s/ Shigeru Takizawa        Chairman of the Board of Directors     April 6, 2001
------------------------    (Principal Executive Officer)
Shigeru Takizawa

/s/ Tadao Murakami          Director                               April 6, 2001
------------------------
Tadao Murakami

/s/ M. K. Koo               Principal Financial and Accounting     April 6, 2001
------------------------    Officer and a Director
M. K. Koo

/s/ Charles Chu             Director                               April 6, 2001
------------------------
Charles Chu

/s/ Peter R. Kellogg        Director                               April 6, 2001
------------------------
Peter R. Kellogg

/s/ Stephen Seung           Director and United States             April 6, 2001
------------------------    Representative
Stephen Seung